EXHIBIT 31.2
CERTIFICATION
I, Michael F. Doolan, certify that:

1.	I have reviewed this amended annual report on Form 10-K/A of Molycorp, Inc. for the fiscal year ended December 31, 2013; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2014

/s/ Michael F. Doolan
Michael F. Doolan Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)